February 16, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Ceramics Process Systems Corporation (copy attached) which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K/A, as part of the Company`s Form 8-K/A report dated November 15, 2004filed on the date hereof. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,

/s/ Sansiveri, Kimball & McNamee L.L.P.

Sansiveri, Kimball & McNamee, L.L.P.
Providence, Rhode Island